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                                                                     EXHIBIT 23



CONSENT OF INDEPENDENT ACCOUNTANTS'



We hereby consent and give permission to use our report dated June 27, 2001 in this annual report on Form 11-K, and its incorporation by reference in the registration statement on Form S-8 relating to The Profit Sharing Plan of Bindley Western Industries, Inc. and Subsidiaries.



/s/ ENT & IMLER CPA GROUP, PC

Indianapolis, Indiana
June 27, 2001